Exhibit 5.1

September 13, 2010

The Board of Directors
BE Aerospace, Inc.
1400 Corporate Center Way

Wellington, Florida 33414

BE Aerospace, Inc.
Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel to BE Aerospace, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a shelf registration statement on Form S-3ASR (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 13, relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of one or more series of debt securities of the Company (the “Debt Securities”) and shares of the Company’s common stock, par value $.01 per share (the “Shares” and, together with the Debt Securities, the “Securities”).    The offering of the Securities will be as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”).

The Debt Securities will be issued in one or more series pursuant to an indenture, dated as of July 1, 2008, between the Company and Wilmington Trust Company, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of July 1, 2008, between the Company and the Trustee (as so supplemented, the “Indenture”), which is filed as an exhibit to the Registration Statement.

In that connection, we have reviewed originals or copies of the following documents:

(a)                                  The Indenture

(b)                                 The Registration Statement.

(c)                                  The Prospectus.

(d)                                 The amended certificate of incorporation of the Company, as amended through July 19, 2006 and amended by-laws of the Company, as amended through October 24, 2002.

(e)                                  Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review, we have assumed:

(a)                                  The genuineness of all signatures.

(b)                                 The authenticity of the originals of the documents submitted to us.

(c)                                  The conformity to authentic originals of any documents submitted to us as copies.

(d)                                 As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

(e)                                  That the Indenture is the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms.

(f)                                    That:

(i)                                     The Company is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(ii)                                  The Company has power and authority (corporate or otherwise) to issue and deliver the Shares and execute, deliver and perform the Indenture and the Debt Securities.

(iii)                               The issuance and delivery by the Company of the Shares and the execution, delivery and performance by the Company of the Indenture and the Debt Securities will be duly authorized by all necessary action (corporate or otherwise) and will not:

(A)                              contravene its certificate or articles of incorporation, bylaws or other organizational documents;

(B)                                violate any law, rule or regulation applicable to it; or

(C)                                result in any conflict with or breach of any agreement or document binding on it.

(iv)                              No authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the issuance and delivery by the Company of the Shares, due execution, delivery or performance by the Company of the Indenture and the issuance of the Debt Securities or, if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Indenture, the Debt Securities or the Shares or the transactions governed by the Indenture, the Debt Securities or the Shares, and for purposes of assumption paragraph (f) above, the General Corporation Law of the State of Delaware.  Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Indenture or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to the Shares or any party to the Indenture or the Debt Securities or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.  The Indenture constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.  When (i) a supplemental indenture relating to an issuance of Debt Securities has been duly authorized, executed and delivered by the Company and the Trustee, (ii) the Debt Securities have been duly authorized by all necessary action (corporate or otherwise), (iii) the final terms of the Debt Securities have been duly established and approved by the Company and (iv) the Debt Securities have been duly executed and delivered by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the purchasers thereof, the Debt Securities will constitute legal, valid and binding obligations of the

Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

3.  When (i) the Shares have been duly authorized by all necessary action (corporate or otherwise) and (ii) the Shares have been duly issued and delivered and paid for by the purchasers thereof, the Shares will be fully paid and non-assessable, assuming that a sufficient number of Shares are authorized and available for issuance and that consideration therefor is not less than the par value of the Shares.

Our opinions expressed above are subject to the following qualifications:

(a)                                  Our opinions in paragraphs 1 and 2 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)                                 Our opinions in paragraphs 1 and 2 are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)                                  Our opinions are limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the preparation and filing of the Registration Statement.

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We understand that this opinion is to be used in connection with the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ SHEARMAN & STERLING LLP

LSN/DNR/JMMS/RSB

RSW